UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 20, 2021

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

4 Nancy Court, Suite 4

Wappingers Falls, NY 12590

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TAUG	OTCQB

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Wolitzky, Ph.D. notified Tauriga Sciences, Inc. (the “Company”) of his intention to resign from his position on the Board of Directors of the Company (the “Board”), effective September 20, 2021, in order to attend to personal matters, and not due to any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices.

Mr. Wolitzky’s service to the board has been greatly appreciated by management and the other board members of the Company. In expression of his years of service, the Company has determined to issue him 2,500,000 shares of restricted common stock based on the closing price of September 20, 2021 and a cash payment of $10,000. He has served on the Board since March 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tauriga Sciences, Inc.

Date: September 22, 2021	By:	/s/ Seth M. Shaw
	Name:	Seth M. Shaw
	Title:	Chief Executive Officer